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                                    EXHIBIT 5

                      OPINION OF PRESTON GATES & ELLIS LLP


July 8, 1998

Starbucks Corporation
2401 Utah Avenue South
Seattle, Washington  98134

        Re: Registration Statement on Form S-3

Ladies and Gentleman:

        In connection with the registration of shares of Common Stock, no par value per share (the "Shares"), of Starbucks Corporation (the "Company") with the Securities and Exchange Commission on a Registration Statement on Form S-3 (the "Registration Statement"), relating to the sales of the Shares by certain selling shareholders named in the Registration Statement, we have examined such documents, records and matters of law as we have considered relevant.

        Based on this review, it is our opinion that the Shares are validly issued, fully paid and non-assessable under the Washington Business Corporation Act.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of this Registration Statement.

                      Very truly yours,

                      PRESTON GATES & ELLIS LLP

                      By:  /s/ G. SCOTT GREENBURG
                      ---------------------------
                      G. Scott Greenburg